UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 28, 2019

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). _____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ______

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, the Board of Directors of Peapack-Gladstone Financial Corporation (the “Company”), the holding company for Peapack-Gladstone Bank (the “Bank”), appointed Peter D. Horst and Patrick J. Mullen to the Boards of Directors of the Company and the Bank.  The Company’s Board of Directors has determined that Mr. Horst will serve as a member of the Nominating Committee and that Mr. Mullen will serve as a member of the Audit Committee and the Risk Committee of the Board of Directors.

There are no agreements or understandings between either Mr. Horst or Mr. Mullen and any other person pursuant to Mr. Horst or Mr. Mullen becoming a director.  Neither Mr. Horst nor Mr. Mullen are party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

A press release announcing Mr. Horst and Mr. Mullen’s appointment is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired:  Not applicable

(b)Pro Forma Financial Information:  Not applicable

(c)Shell Company Transactions: Not applicable

(d)Exhibits

NumberDescription

99.1Press Release dated February 28, 2019

Exhibit Index

Exhibit No.	Title

99.1	Press release dated February 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated:	March 1, 2019	By:	/s/Jeffrey J. Carfora
		Name:	Jeffrey J. Carfora
		Title:	Senior Executive Vice President and Chief Financial Officer